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                                                                    EXHIBIT 99.3

                            TITAN INTERNATIONAL, INC.

                            OFFER FOR ALL OUTSTANDING
                       8% SENIOR UNSECURED NOTES DUE 2012
                                   IN EXCHANGE
                                       FOR
                       8% SENIOR UNSECURED NOTES DUE 2012
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                             (THE "EXCHANGE OFFER")

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2007 UNLESS EXTENDED (THE "EXPIRATION DATE"). EXCHANGES OF 8% SENIOR UNSECURED NOTES DUE 2012 MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                                         _________________, 2007

TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

     We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Titan International, Inc. (the "Company") to exchange registered 8% Senior Unsecured Notes due 2012 (the "New Notes") for its outstanding 8% Senior Unsecured Notes due 2012 (the "Old Notes"). Consummation of the Exchange Offer is subject to, among other things, satisfaction of the terms and conditions set forth in the Company's Prospectus dated _________, 2007 (as the same may be further amended or supplemented from time to time, the "Prospectus") under the heading "The Exchange Offer."

     We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

     Enclosed for your information and use are copies of the following documents:

          1. The Prospectus;

          2. A BLUE Letter of Transmittal (the "Letter of Transmittal") for your use in connection with the submission of Old Notes and for the information of your clients;

          3. A YELLOW form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

          4. A GREEN form of Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery");

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. A return envelope addressed to The Bank of New York, the Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, UNLESS EXTENDED. OLD NOTES SUBMITTED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     In all cases, New Notes will be issued for Old Notes accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of such Old Notes (or confirmation of, or an Agent's Message with

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respect to, book-entry transfer of such Securities into the Exchange Agent's account at The Depository Trust Company ("DTC")), of a Letter of Transmittal (or facsimile thereof), properly completed and validly executed, and any other required documents.

     If holders of Old Notes wish to submit, but it is impracticable for them to forward their Old Notes or other required documents prior to the Expiration Date, a submission may be effected by following the guaranteed delivery procedures described in the Prospectus under the heading "The Exchange Offer -- Procedure for Tendering Outstanding Notes" and "-- Guaranteed Delivery Procedures."

     Procedures for submitting Old Notes are set forth in the Prospectus under the caption "The Exchange Offer -- Procedure for Tendering Outstanding Note." Holders of Old Notes who wish to exchange their Securities must use either the Letter of Transmittal or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof. In addition, holders of Old Notes who are following the procedures for guaranteed delivery set forth in the Prospectus must use the Notice of Guaranteed Delivery.

     The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of submissions of the Old Notes pursuant to the Prospectus. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable with respect to the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at its address and telephone number set forth on the cover page of the Letter of Transmittal.

                                        Very truly yours,

                                        Titan International, Inc.

     NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.